UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.

On April 15, 2014 (the “Redemption Date”), ManTech International Corporation (the “Company”) redeemed all of the outstanding $200,000,000 principal amount of its 7.25% Senior Notes due 2018 (the “Notes”) at a redemption price of 103.625% of the principal amount of the outstanding Notes, plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but not including, the Redemption Date, in accordance with the terms of the Company’s Indenture, dated as of April 13, 2010 (the “Indenture”), by and among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Paying Agent (the “Trustee”). The Trustee previously notified (at the Company’s request) all holders of the Notes on March 3, 2014 that the Company had elected to redeem the Notes on the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: April 18, 2014	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior Vice President – Corporate & Regulatory Affairs